Exhibit 99.1

NEWS RELEASE	NEO: SHWZ
FOR IMMEDIATE RELEASE	OTCQX: SHWZ

SCHWAZZE COMPLETES ACQUISITION TO MANAGE ASSETS OF

NEW MEXICO CANNABIS OPERATOR, EVEREST APOTHECARY, INC.

Acquisition Increases Schwazze’s New Mexico Retail Store Count to 32 and

Provides Expanded Coverage Throughout State

DENVER, CO – June 5, 2023 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCQX: SHWZ) (NEO: SHWZ) ("Schwazze" or the “Company"), announced it has acquired certain assets of Sucellus, LLC, pursuant to which the Company will manage Everest Apothecary, Inc. (“Everest”), a New Mexico not-for-profit corporation. The transaction includes retail dispensaries, cultivation, and manufacturing facilities.

The acquisition of Everest increases the Company’s retail consumer base and furthers Schwazze’s growth strategy in the New Mexico market. Upon closing, Schwazze’s New Mexico operations will include 32 dispensaries, four cultivations, two manufacturing facilities and over 400 employees statewide.

The Everest brand complements Schwazze’s existing retail brand in New Mexico, R. Greenleaf. Each serves a unique demographic, and both retail banners will continue to operate in the state.

“This acquisition fits well within our growing portfolio of retail brands alongside R.Greenleaf, and firmly positions us as a top operator in the New Mexico market,” said Nirup Krishnamurthy, President of Schwazze.

“Collaborating on Schwazze’s operating playbook, we look forward to working with the Everest team members to continue to support the Everest customers with outstanding service and an even wider selection of quality products throughout the entire state. These really are two great teams coming together as one,” said Ken Diehl, New Mexico Division President of Schwazze.

Established in 2016, Everest is a New-Mexico-based licensed medical and recreational cannabis provider that consists of 14 dispensaries, one cultivation facility and one manufacturing plant. The dispensaries are in Albuquerque, Santa Fe, Las Cruces, Los Lunas, Sunland Park, Belen, and Texico. Everest’s cultivation and manufacturing facilities are both located in Albuquerque.

Since April 2020, Schwazze has acquired, opened, or announced the planned acquisition of 60 cannabis retail dispensaries (bannered as Star Buds, Emerald Fields, R. Greenleaf, Standing Akimbo, and Everest) as well as six operating cultivation facilities and three manufacturing plants across Colorado and New Mexico. In May 2021, Schwazze announced its Biosciences division, and in August 2021, it commenced home delivery services in Colorado.

ABOUT SCHWAZZE

Schwazze (OTCQX: SHWZ) (NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices.

Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit www.Schwazze.com.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements because of new information, future events or otherwise except as required by law.

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Investors & Media

Joanne Jobin Investor Relations

joanne.jobin@schwazze.com

647.964.0292

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